Exhibit 99.1

BAKERCORP INTERNATIONAL, INC. ANNOUNCES EXPIRATION OF

EXCHANGE OFFER FOR ITS 8.25 PERCENT SENIOR NOTES DUE 2019

Seal Beach, California – October 5, 2012 - BakerCorp International, Inc. (“BCI”) today announced the expiration of its offer to exchange up to $240 million of its outstanding 8.25% Senior Notes due 2019 for up to $240 million of its new 8.25% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended.

The exchange offer expired at 5:00 p.m., New York City time on October 5, 2012. As of that time, all $240 million in principal amount of the 8.25% Senior Notes due 2019 had been tendered in the exchange offer. BCI will issue certificates for the registered 8.25% Senior Notes due 2019 as soon as practicable.

Requests for a prospectus and a letter of transmittal in connection with the exchange offer for the 8.25% Senior Notes due 2019 should be directed to the exchange agent, Wells Fargo Bank, National Association, at (800) 344-5128. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. The exchange offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About BakerCorp International, Inc.

BakerCorp International, Inc., headquartered in Seal Beach, California, is a provider of liquid and solid containment solutions, serving customers in industries including oil and gas, industrial and environmental services, refining, environmental remediation and construction. BCI’s rental fleet consists of steel tanks, polyethylene tanks, roll-off boxes, pumps, pipes, hoses and fittings, filtration units, tank trailers, berms and trench shoring equipment. BCI conducts its operations in North America and Europe. For more information, please visit the company’s website at www.bakercorp.com.

From time to time, BCI may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.”

BCI makes these statements in good faith, based on management’s expectations and beliefs concerning future events, and the statements are not guarantees of future performance. BCI does not undertake, and specifically declines any obligation, to update any forward-looking statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

BCI cautions readers that actual results may differ materially from those described in forward looking information as a result of various factors, some of which are beyond its control, including, but not limited to: the general health of the economy; ongoing government review of hydraulic fracturing and its environmental impact; the cost and success of any expansion of its business into new geographic markets or product lines or through acquisitions; BCI’s relationships with its suppliers; BCI’s costs to maintain, repair, and replace its equipment; BCI’s ability to redeploy its equipment as it comes off lease; competitive pressures, including from any customers that decide to replace its services by providing them in house; changes affecting the terms of its rental arrangements for branch locations; any violations of environmental and safety regulations; changes in the many laws and regulations to which BCI is subject; fluctuations in currency exchange rates affecting its foreign operations; turnover of its management and its ability to attract and retain other key personnel; BCI’s relationships with its employees, including any attempt to collectively bargain; claims relating to BCI’s business, especially those not fully covered by insurance; the expense and difficulty in reporting as and complying with the requirements of a public company; any disruptions in its information technology systems; fluctuations in fuel costs or reduced supplies of fuel; difficulty collecting on contracts with customers; climate change, climate change regulations and greenhouse effects; the effect of trucking regulations and changes in trucking regulations.

These and other factors that may adversely affect BCI’s future performance or financial condition are contained in the quarterly report available on the investor portion of BCI’s website.

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Investor Relations Contact:

Tim Labuda

BakerCorp International, Inc.

Treasurer

(562) 342-7988

BondInvestor@bakercorp.com